                                                         RE: NN Inc.
                                                         2000 Waters Edge Drive
                                                         Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY:                                  AT FRB|WEBER SHANDWICK
---------------                                  ------------------------------
Will Kelly                                       Kerry Thalheim   July Tu
Treasurer & Manager of Investor Relations        (General info)   (Analyst info)
(423) 743-9151                                   212-445-8437     212-445-8456

FOR IMMEDIATE RELEASE
August 6, 2002

                           NN, INC. POSTPONES OFFERING

Johnson City, Tenn., August 6, 2002 - NN, Inc. (Nasdaq: NNBR) announced today that due to unfavorable market conditions, it is postponing the proposed follow-on public offering of its common stock. The proposed offering of
6,500,000 shares of its common stock included 2,600,000 shares to be offered by the Company and 3,900,000 shares to be offered by several selling stockholders.
The Securities and Exchange Commission declared the Company's registration statement effective on August 1, 2002.

NN, Inc. manufacturers and supplies high precision bearing components, consisting of balls, rollers, seals and retainers, for leading bearing manufacturers on a global basis and had sales of US $180 million in 2001.